Exhibit 3.01
FIRST RESTATED
CERTIFICATE OF INCORPORATION
OF
GLU MOBILE INC.
     Glu Mobile Inc., a Delaware corporation, hereby certifies that:
     1. The name of the corporation is Glu Mobile Inc. The date of filing of the corporation’s original Certificate of Incorporation with the Secretary of State was November 16, 2006.
     2. The First Restated Certificate of Incorporation of the corporation attached hereto as Exhibit “A”, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by the corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.
     In Witness Whereof, said corporation has caused this First Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.
Dated:                                         , 2007

GLU MOBILE INC.

L. Gregory Ballard
Chief Executive Officer and President

Exhibit “A”
FIRST RESTATED
CERTIFICATE OF INCORPORATION
OF
GLU MOBILE, INC.
ARTICLE I
     The name of the corporation is Glu Mobile Inc. (hereinafter, the “Corporation”).
ARTICLE II
     The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware, 19901. The name of its registered agent at that address is Incorporating Services, Ltd.
ARTICLE III
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
     The total number of shares of all classes of stock which the Corporation has authority to issue is 147,728,168 shares, consisting of two classes: 100,000,000 shares of Common Stock, with no par value (the “Common Stock”), and 47,728,168 shares of Preferred Stock, with no par value (the “Preferred Stock”). Of the 47,728,168 shares of Preferred Stock, no par value, authorized to be issued by the Corporation, 6,940,096 shares are hereby designated “Series A Preferred Stock,” 8,962,036 shares are hereby designated “Series B Preferred Stock,” 12,046,016 shares are hereby designated “Series C Preferred Stock,” 7,020,447 shares are hereby designated “Series D Preferred Stock,” 2,491,694 shares are hereby designated “Series D-1 Preferred Stock” and 10,267,879 shares are hereby designated “Special Junior Preferred Stock.” The Series D Preferred Stock and the Series D-1 Preferred Stock shall collectively be referred to as the “Senior Preferred Stock.”
ARTICLE V
     The powers, rights, preferences, privileges and restrictions granted to and imposed upon the respective classes and series of the Corporation’s capital stock or the holders thereof are set forth below:
1. Dividends.
          (a) The holders of the Senior Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of eight percent (8%) of the Senior Preferred Original Issue Price (as such term is defined below) per share, per annum, for each share of the Senior Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Senior Preferred Stock), payable in preference and priority to any payment of any dividend on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Special Junior Preferred Stock, or the Common Stock when, as and if declared by the Board of Directors. Subject to the prior dividend rights of the Senior Preferred Stock set forth above, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock shall be entitled to receive, on a pari passu basis, out of any funds legally available therefor, dividends at the rate of eight percent (8%) of, respectively, the Series A Original Issue Price, the Series B Original Issue Price and the Series C Original Issue Price (as such terms are defined below) per share, per annum, for each share of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Preferred Stock), payable in preference and priority to any payment of any dividend on the Special Junior Preferred Stock or the Common Stock when, as and if declared by the Board of Directors. The right to such dividends on the Preferred Stock shall not be cumulative, and no right shall accrue to holders of the Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year.
          In the event that this Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Preferred Stock (as provided in Article V(3) hereof), this Corporation shall, at the option of each holder, pay in cash to each holder of Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Article V(3) hereof.
          (b) After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Preferred Stock in proportion to the number of shares of Common Stock held or which would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the applicable conversion rate then in effect for such series of Preferred Stock.
     2. Liquidation Preference.
          (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of the Senior Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of this Corporation to the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Special Junior Preferred Stock, and the Common Stock by reason of their ownership of such stock, for each outstanding share of Senior Preferred Stock then held by them an amount equal to $3.01 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the Senior Preferred Stock). If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of stock of this Corporation shall be insufficient to permit the payment to such holders of the Senior Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of stock of this Corporation shall be distributed ratably among the holders of the Senior Preferred Stock in proportion to the applicable preferential amount each such holder is otherwise entitled to receive under this Article V(2)(a).
          (b) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, after payment has been made to the holders of the Senior Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(a) above, but prior and in preference to any distribution of any of the assets or funds of this Corporation to the holders of the Special Junior Preferred Stock or the Common Stock by reason of their ownership of such stock, on a pari passu basis, (i) the holders of Series A Preferred Stock shall be entitled to receive for each outstanding share of Series A Preferred Stock then held by them an amount equal to $0.616 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the Series A Preferred Stock), (ii) the holders of Series B Preferred Stock shall be entitled to receive for each outstanding share of Series B Preferred Stock then held by them an amount equal to $0.64 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the Series B Preferred Stock) and (iii) the holders of Series C Preferred Stock shall be entitled to receive for each outstanding share of Series C Preferred Stock then held by them an amount equal to $1.6603 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the Series C Preferred Stock). If, upon the occurrence of a liquidation, dissolution or winding up, after payment has been made to the holders of the Senior Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(a) above, the assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of stock of this Corporation shall be insufficient to permit the payment to such holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock of each of the full aforementioned preferential amount, then the remaining assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of stock of this Corporation (after payment has been made to the holders of the Senior Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(a) above) shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the applicable preferential amount each such holder is otherwise entitled to receive under this Article V(2)(b).
          (c) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, after payment has been made to the holders of the Senior Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(a) above and to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(b) above, but prior and in preference to any distribution of any of the assets or funds of this Corporation to the holders of the Common Stock by reason of their ownership of such stock, the holders of Special Junior Preferred Stock shall be entitled to receive for each outstanding share of Special Junior Preferred Stock then held by them an amount equal to $0.95272 (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the Special Junior Preferred Stock). If, upon the occurrence of a liquidation, dissolution or winding up, after payment has been made to the holders of the Senior Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(a) above and to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C

Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(b) above, the assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of stock of this Corporation shall be insufficient to permit the payment to such holders of the Special Junior Preferred Stock of the full aforementioned preferential amount, then the remaining assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of stock of this Corporation (after payment has been made to the holders of the Senior Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(a) above and to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(b) above) shall be distributed ratably among the holders of the Special Junior Preferred Stock.
          (d) After payment has been made to the holders of the Senior Preferred Stock and the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Special Junior Preferred Stock of the full amounts to which they shall be entitled as provided in Article V(2)(a), (2)(b) and (2)(c) above (such full amounts referred to herein, collectively, as the “Full Liquidation Preferences”), all remaining assets of this Corporation shall be distributed among all holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Senior Preferred Stock, the Special Junior Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock outstanding and the number of shares of Common Stock which would be held by each such holder if all shares of the Series A Preferred Stock were converted into Common Stock at the then effective Series A Conversion Price (as defined in Article V(3)(a)(i) below), if all shares of Series B Preferred Stock were converted into Common Stock at the then effective Series B Conversion Price (as defined in Article V(3)(a)(ii) below), if all shares of Series C Preferred Stock were converted into Common Stock at the then effective Series C Conversion Price (as defined in Article V(3)(a)(iii) below), if all shares of Senior Preferred Stock were converted into Common Stock at the then effective Senior Preferred Conversion Price (as defined in Article V(3)(a)(iv) below) and if all shares of Special Junior Preferred Stock were converted into Common Stock at the then effective Special Junior Conversion Price (as defined in Article V(3)(a)(v) below); provided, however that aggregate distributions to the holders of Special Junior Preferred Stock under Article V(2)(c) and this Article V(2)(d) will not exceed the greater of (i) $2.9319 per share of Special Junior Preferred Stock (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the Special Junior Preferred Stock) or (ii) the amount per share of Special Junior Preferred Stock each holder would have been entitled to receive if all shares of Special Junior Preferred Stock had been converted to Common Stock as of immediately prior to the closing of such Liquidation Event, including any contingencies (including earnout payments, escrow amounts or other contingent payments) or other payments not paid at the closing of such Liquidation Event.
          (e) For purposes of this Article V(2), a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, and to include, the sale, conveyance, or disposition of all or substantially all of its property or business, or merger into or consolidation with, any other entity (other than a wholly-owned subsidiary corporation) or any transaction or series of related transactions in which either (i) more than fifty percent (50%) of the voting power of this Corporation is transferred, or (ii) the stockholders of this Corporation immediately prior to such transaction or series of related transactions own less than fifty percent (50%) of the outstanding voting power of this Corporation immediately after such transaction or series of related transactions, excluding any consolidation or merger effected exclusively to change the domicile of this Corporation; provided, however, the holders of a majority of the outstanding shares of Series A Preferred Stock, the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, and the holders of at least a majority of the outstanding shares of Series C Preferred Stock, each voting as a separate series, and the holders of at least 72% of the outstanding shares Senior Preferred Stock, voting together as a single series, in each case on an as-converted to Common Stock basis, may elect to waive the treatment of a transaction as a liquidation event as defined in this Article V(2)(e).
          (f) Notwithstanding Article V(2)(a), (2)(b), (2)(c) and (2)(d) above, solely for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the amounts payable to the holders of Preferred Stock pursuant to Article V(2)(a), (2)(b) and (2)(c) above in such Liquidation Event shall be determined as if such amounts are not subject to any contingencies (including earnout payments, escrow amounts or other contingent payments) irrespective of whether such amounts are in fact subject to contingencies. The Corporation may enter into an agreement relating to a Liquidation Event that requires a portion of the amounts payable to the holders of Preferred Stock pursuant to Article V(2)(a), (2)(b) and (2)(c) above in a Liquidation Event to be subject to contingencies notwithstanding that the aggregate consideration payable to the Corporation or its stockholders in such Liquidation Event is less than the Full Liquidation Preferences. The Corporation shall not enter into any agreement relating to a Liquidation Event unless the amounts payable to the holders of Preferred Stock pursuant to Article V(2)(a), (2)(b) and (2)(c) in a Liquidation Event are the first portions of the aggregate consideration payable to the Corporation or its stockholders in such Liquidation Event to be excepted from being subject to any contingencies (except for any amounts to be placed in escrow or otherwise to secure the indemnification obligations pursuant to such agreement pro rata by aggregate consideration to be received).
          (g) In any of the events specified in Article V(2)(e) above, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
                    (i) Securities not subject to restrictions on free marketability:
                         (A) If traded on a securities exchange or the Nasdaq Global Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty trading day period ending three (3) days prior to the closing;
                         (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty trading day period ending three (3) days prior to the closing; and
                         (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.
                    (ii) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

     3. Conversion. The holders of Special Junior Preferred Stock, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Senior Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (a) Right to Convert.
                    (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price of the Series A Preferred Stock by the Series A Conversion Price at the time in effect for such shares of Series A Preferred Stock. The “Series A Original Issue Price” per share of Series A Preferred Stock is $0.616. The “Series A Conversion Price” per share of Series A Preferred Stock, as of the date upon which this First Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), shall be $0.616, subject to adjustment from time to time as provided below.
                    (ii) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price of the Series B Preferred Stock by the Series B Conversion Price at the time in effect for such shares of Series B Preferred Stock. The “Series B Original Issue Price” per share of Series B Preferred Stock is $0.64. The “Series B Conversion Price” per share of Series B Preferred Stock, as of the Filing Date, shall be $0.64, subject to adjustment from time to time as provided below.
                    (iii) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price of the Series C Preferred Stock by the Series C Conversion Price at the time in effect for such shares of Series C Preferred Stock. The “Series C Original Issue Price” per share of Series C Preferred Stock is $1.6603. The “Series C Conversion Price” per share of Series C Preferred Stock, as of the Filing Date, shall be $1.6603, subject to adjustment from time to time as provided below.
                    (iv) Each share of Senior Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such Senior Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Senior Preferred Original Issue Price of the Senior Preferred Stock by the Senior Preferred Conversion Price at the time in effect for such shares of Senior Preferred Stock. The “Senior Preferred Original Issue Price” per share of Senior Preferred Stock is $3.01. The “Senior Preferred Conversion Price” per share of Senior Preferred Stock, as of the Filing Date, shall be $3.01, subject to adjustment from time to time as provided below. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Senior Preferred Conversion Price shall collectively be referred to as the “Conversion Price.”

                    (v) Each share of Special Junior Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such Special Junior Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Special Junior Original Issue Price of the Special Junior Preferred Stock by the Special Junior Conversion Price at the time in effect for such shares of Special Junior Preferred Stock. The “Special Junior Original Issue Price” per share of Special Junior Preferred Stock is $1.75. The “Special Junior Conversion Price” per share of Special Junior Preferred Stock, as of the Filing Date, shall be $1.75, subject to adjustment from time to time as provided below.
          (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect immediately upon the earlier of (1) the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock for the account of this Corporation to the public at a per share price of at least $4.50 (as adjusted for recapitalizations stock combinations, stock dividends, stock splits and the like) and for an aggregate offering price of not less than $50,000,000 (a “Qualified IPO”), or (2) the date specified pursuant to an election to convert all Preferred Stock into Common Stock by holders of at least a majority of the then outstanding shares of Preferred Stock, including the holders of at least (i) a majority of the then outstanding shares of Series A Preferred Stock, (ii) at least 66 2/3% of the outstanding shares of Series B Preferred Stock, (iii) a majority of the then outstanding shares of Series C Preferred Stock, and (iv) 72% of the outstanding shares of Senior Preferred Stock, in the case of (i), (ii), and (iii) above, each voting as a separate series, and, in the case of (iv) above, voting together as a single series, in each case on an as-converted to Common Stock basis, at a duly held meeting or by written consent or other agreement. In the event of conversion upon the effectiveness of a Qualified IPO, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock into Common Stock until immediately prior to the closing of such Qualified IPO.
          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled, this Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined in good faith by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at such office that such holder elects to convert the same. Such notice shall also state whether the holder elects, pursuant to Article V(1) hereof, to receive declared but unpaid dividends on the Preferred Stock proposed to be converted in cash, or to convert such dividends into shares of Common Stock at their fair market value as determined in good faith by the Board of Directors. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock, and any declared but unpaid dividends on the converted Preferred Stock which the holder elected to receive in cash. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall be deemed to have converted such Preferred Stock immediately prior to such closing without regard to whether certificates representing and converted shares of Preferred Stock have been surrendered.
          (d) Adjustments to Conversion Price for Diluting Issues.
                    (i) Special Definitions. For purposes of this Article V(3), the following definitions shall apply:
                         (1) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.
                         (2) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock or Preferred Stock.
                         (3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Article V(3)(d)(iii), deemed to be issued) by this Corporation after the Filing Date, other than shares of Common Stock issued or issuable:
                              (A) upon conversion of shares of Preferred Stock;
                              (B) upon exercise of any Options or conversion of any Convertible Securities outstanding as of the Filing Date;
                              (C) to officers, directors or employees of, or consultants to, this Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program approved by the Board of Directors;
                              (D) to financial institutions or lessors in connection with real estate leases, commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors where the primary purpose of the arrangement is for non-equity financing;
                              (E) pursuant to a strategic partnership, joint venture or other arrangement approved by the Board of Directors where the primary purpose of the arrangement is for non-equity financing;
                              (F) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the clauses (A), (B), (C), (D), (E), (I) and (L) of this Article V(3)(d)(i)(3) or on shares of Common Stock so excluded;

                              (G) as a dividend or distribution on the Preferred Stock or any event for which adjustment is made pursuant to Article V(3)(d)(iv) hereof;
                              (H) pursuant to a stock split or other similar reorganization for which adjustment is made pursuant to Article V(3)(d)(vi) hereof;
                              (I) for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the unanimous vote of the Board of Directors;
                              (J) shares of Special Junior Preferred Stock, or options or other rights to purchase shares of Special Junior Preferred Stock, provided that the issuance of such shares is approved by the Board of Directors;
                              (K) pursuant to a public offering of this Corporation’s Common Stock;
                              (L) pursuant to a vote of the holders of a majority of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Senior Preferred Stock, voting together as a single class, not as separate series, and on an as-converted to Common Stock basis, that such shares shall not be deemed “Additional Shares of Common Stock;” or
                              (M) any shares of capital stock of the Corporation (or any options or warrants or rights directly or indirectly exercisable therefore and the underlying Common Stock) issued or assumed by the Corporation pursuant to the merger of Glu Mobile Inc., a California corporation with and into the Corporation that occurs on the Filing Date and in which the Corporation is the surviving corporation of such merger (the “Reincorporation Merger”).
                    (ii) No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, or Senior Preferred Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by this Corporation is less than the respective then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, or Senior Preferred Conversion Price, as applicable, for such share. No adjustment in the Special Junior Preferred Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (irrespective of the per share consideration).
                    (iii) Deemed Issue of Additional Shares of Common Stock.
                         (1) Options and Convertible Securities. Except as provided in Article V(3)(d)(i)(3) above, in the event this Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible

Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Article V(3)(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect as to the Series A Preferred Stock, the Series B Conversion Price in effect as to the Series B Preferred Stock, the Series C Conversion Price in effect as to the Series C Preferred Stock and the Senior Preferred Conversion Price in effect as to the Senior Preferred Stock, on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:
                              (A) no further adjustment in the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
                              (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
                              (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the Filing Date, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:
                                   (i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by this Corporation upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, and
                                   (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options and the consideration received by this Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by this Corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by this Corporation upon the issuance of the Convertible Securities with respect to which such Options were actually exercised; and

                              (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
                         (2) Stock Dividends. In the event this Corporation, at any time or from time to time after the Filing Date, shall declare or pay any dividend on the Common Stock payable in Common Stock, then Additional Shares of Common Stock shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.
                    (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue after the Filing Date Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Article V(3)(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Senior Preferred Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of such Preferred Stock effected shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by this Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Article V(3)(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding Preferred Stock and all outstanding Convertible Securities (and, in the case of Convertible Securities for Preferred Stock, conversion into Common Stock), and upon exercise of all outstanding Options (and, in the case of Options for Preferred Stock, conversion into Common Stock), shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Article V(3)(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding. Notwithstanding anything to the contrary set forth herein, the Corporation shall not be required to make any adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Senior Preferred Conversion Price in the case of the issuance of any shares of Common Stock or Preferred Stock, Options, Convertible Securities or other securities issued in or pursuant to the Reincorporation Merger.
                    (v) Determination of Consideration. For purposes of this Article V(3)(d), the consideration received by this Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
                         (1) Cash and Property. Such consideration shall:
                              (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by this Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and
                              (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of this Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.
                         (2) Options and Convertible Securities. The consideration per share received by this Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Article V(3)(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing:
                              (x) the total amount, if any, received or receivable by this Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to this Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by
                              (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
                         (3) Stock Dividends. Any Additional Shares of Common Stock deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.
                    (vi) Adjustments for Subdivisions, Combinations, or Consolidations of Common Stock. In the event the number of shares of Common Stock outstanding at any time after the Filing Date shall be subdivided or combined, by reclassification of each series of Preferred Stock or otherwise, into a greater or lesser number of shares of Common Stock, the respective Conversion Price in effect immediately prior to such subdivision or combination shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.
                    (vii) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article V(3)(d)(vi), then, in each such case for the purpose of this Article V(3)(d)(vii), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

                    (viii) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article V(3) or Article V(2)), then provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article V(3) with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Article V(3) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
     (e) Special Mandatory Conversion.
                    (i) In the event:
                         (1) this Corporation consummates a financing pursuant to which the holders of Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock (collectively, the “Subject Preferred Stock”) have been offered the opportunity to purchase its Pro Rata Share (as defined below) of the securities sold in such financing;
                         (2) a majority of the Board of Directors of this Corporation and a majority of the holders of Subject Preferred Stock, voting together as a single class, not as separate series, and on an as-converted to Common Stock basis, determine that it is in the best interests of this Corporation for the holders of Subject Preferred Stock to participate in such financing (in which case such financing will be deemed a “Mandatory Offering”) and determines the aggregate dollar amount to be invested by all holders of Subject Preferred Stock in such Mandatory Offering (the “Aggregate Investment Amount”);
                         (3) this Corporation delivers a notice (“Notice”) to holders of Subject Preferred Stock (A) stating this Corporation’s bona fide intention to consummate the Mandatory Offering, (B) indicating the number of securities to be offered, (C) indicating the price and terms upon which it proposes to offer such securities, (D) with respect to a holder of Subject Preferred Stock, identifying the Pro Rata Share (as defined below) of such holder of Subject Preferred Stock of the Aggregate Investment Amount, and (E) offering each such holder of Subject Preferred Stock the right to purchase such holder’s Pro Rata Share (as defined below) of the Aggregate Investment Amount within the time periods set forth in the Notice;
                         (4) the Corporation has delivered the Notice to a holder of Subject Preferred Stock and such holder (or an affiliate of such holder) does not acquire at least its Pro Rata Share of the Aggregate Investment Amount (a “Non-Participating Holder”) (whether or not such Aggregate Investment Amount is more than or less than the aggregate dollar amount actually received by this Corporation from such holders in connection with such Mandatory Offering, as the case may be, for example, if certain holders of Subject Preferred Stock do not participate in the Mandatory Offering) within the time periods set forth in the Notice; and

                         (5) the securities issued in such Mandatory Offering are issued for no consideration or at a consideration per share less than the Senior Preferred Conversion Price in effect immediately prior to the consummation of such Mandatory Offering;
then all Subject Preferred Stock then owned by the Non-Participating Holder shall automatically and without further action on the part of such holder be converted, effective upon, subject to and concurrently with the consummation of the Mandatory Offering (the “Mandatory Offering Date”), into shares of Common Stock of this Corporation (the “Special Mandatory Conversion Shares”) at a Conversion Price equal to the Series A Original Issue Price as to the Series A Preferred Stock, the Series B Original Issue Price as to the Series B Preferred Stock, the Series C Original Issue Price as to the Series C Preferred Stock and the Senior Preferred Original Issue Price as to the Series D Preferred Stock (in each case, as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Preferred Stock); provided, however, in the event a Non-Participating Holder (together with its affiliates) elects to invest an amount less than his, her or its Pro Rata Share, then only that percentage of such Non-Participating Holder’s (together with its affiliates’) shares of Subject Preferred Stock equal to the percentage of such Non-Participating Holder’s (together with is affiliates’) Pro Rata Share of the Aggregate Investment Amount not acquired by such Non-Participating Holder (or its affiliates) shall convert into shares of Common Stock of this Corporation at a Conversion Price equal to the Series A Original Issue Price as to the Series A Preferred Stock, the Series B Original Issue Price as to the Series B Preferred Stock, the Series C Original Issue Price as to the Series C Preferred Stock and the Senior Preferred Original Issue Price as to the Series D Preferred Stock (in each case, as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Subject Preferred Stock).
     For purposes of this Article V(3)(e), each holder’s Pro Rata Share of the Aggregate Investment Amount shall be a fraction obtained by dividing (a) the total number of shares of Common Stock issuable upon conversion of the Subject Preferred Stock held by the holder (excluding any Special Mandatory Conversion Shares) by (b) the total number of shares of Common Stock issued or issuable upon the conversion of all of the Subject Preferred Stock. For purposes of calculating a holder’s Pro Rata Share, the applicable number of shares of Common Stock issuable upon conversion of the shares of Subject Preferred Stock shall be calculated based on the number of shares of Subject Preferred Stock outstanding immediately prior to the closing of the Mandatory Offering.
                    (ii) The Non-Participating Holder, whose shares of Subject Preferred Stock are converted pursuant to this Article V(3)(e), shall deliver to this Corporation during regular business hours at the office of any transfer agent of this Corporation for the Subject Preferred Stock, or at such other place as may be designated by this Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this Corporation. As promptly as practicable thereafter, this Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Common Stock to be issued and such holder shall be deemed to have become a stockholder of record of Common Stock on the Mandatory Offering Date, unless the transfer books of this Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record of Common Stock on the next succeeding date on which the transfer books are open.

                    (iii) In the event that a holder of Subject Preferred Stock converts any Subject Preferred Stock into Common Stock pursuant to Article V(3)(a) hereof within ninety (90) days prior to the date of closing of a Mandatory Offering, such holder shall be deemed to have converted such shares pursuant to this Article V(3)(e).
                    (iv) Notwithstanding anything provided elsewhere in this First Restated Certificate of Incorporation, the shares of Series D-1 Preferred Stock and Special Junior Preferred Stock shall under no circumstances be Subject Preferred Stock and/or be subject to Special Mandatory Conversion pursuant to this Article V(3)(e) or any other similar type of mandatory conversion.
          (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, the Series C Conversion Price, the Senior Preferred Conversion Price and/or the Special Junior Conversion Price pursuant to this Article V(3), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price, the Series C Conversion Price, the Senior Preferred Conversion Price and/or the Special Junior Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.
          (g) Notices of Record Date. In the event that this Corporation shall propose at any time:
                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;
                    (ii) to effect any reclassification or recapitalization of its Common Stock shares outstanding involving a change in the Common Stock shares; or
                    (iii) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;
then, in connection with each such event, this Corporation shall send to the holders of Preferred Stock:
                         (1) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) in respect of the matters referred to in (i) above or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above; and

                         (2) in the case of the matters referred to in (i), (ii) and (iii) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).
          (h) Each such written notice shall be delivered personally, given by facsimile to the holders of Preferred Stock shares at the facsimile number for each such holder on record with the Corporation or given by first class mail, postage prepaid, addressed to the holders of Preferred Stock shares at the address for each such holder as shown on the books of this Corporation, provided that any notice given by facsimile shall comply with the Delaware General Corporation Law and the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001(c)(1)). The consent to the transactions under (ii) and (iii) above by the holders of Preferred Stock shall constitute a waiver of the notice required under this Article V(3)(h).
               (i) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this First Restated Certificate of Incorporation.
     4. Voting Rights and Directors.
               (a) Vote Other than for Directors. Except as otherwise required by law or as provided in Article V(4)(b) below with respect to the election of directors, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, as follows: (i) each holder of Preferred Stock shall have one vote for each full share of Common Stock into which his, her or its shares of Preferred Stock would be convertible on the record date for the vote, and (ii) the holders of Common Stock shall have one vote per share of Common Stock.
               (b) Number of Directors and Voting for Directors. The authorized number of directors of the Board of Directors shall be not less than seven (7) nor more than eleven (11), with the exact number of directors to be specified in the Bylaws of the Corporation. With respect to the election of directors, (i) for so long as more than 2,000,000 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Series A Preferred Stock), the holders of Series A Preferred Stock, voting as a class, shall be entitled to elect two (2) directors, (ii) for so long as more than 2,500,000 shares of Series B Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Series B Preferred Stock), the holders of Series B Preferred Stock, voting as a class, shall be entitled to elect one (1) director, (iii) for so long as more than 1,000,000 shares of Series C Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Series C Preferred Stock), the holders of Series C Preferred Stock, voting as a class, shall be entitled to elect one (1) director, (iv) for so long as more than 1,000,000 shares of Senior Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Senior Preferred Stock) remain outstanding, the holders of Senior Preferred Stock, voting together as a single class, shall be entitled to elect two (2) directors, and (v) for so long as more than 3,750,000 shares of Special Junior Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Special Junior Preferred Stock), the holders of Special Junior Preferred Stock, voting as a class, shall be entitled to elect one (1) director. All remaining directors, if any, shall be elected by the holders of Common Stock and Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Preferred Stock or Common Stock shall be filled by the vote of the holders of a majority of the class or series which elected such director or, in the absence of action by such holders, by action of the remaining directors then in office. Any vacancy occurring because of the death, resignation or removal of a director elected by the vote of both the Common Stock and the Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis, shall be filled by the vote of the holders of the Preferred Stock and the Common Stock voting as provided in Article V(4)(a) or, in the absence of action by such holders of Preferred Stock and Common Stock, by action of the remaining directors then in office. A director may be removed from the Board of Directors with or without cause by the vote or consent of the holders of the outstanding class or series with voting power entitled to elect such director in accordance with the General Corporation Law of the State of Delaware.
     5. Protective Provisions.
          (a) Series Protective Provisions.
                    (i) Series A Preferred Stock. In addition to any other rights provided by law, so long as more than 2,000,000 shares of the Series A Preferred Stock shall be outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Series A Preferred Stock), this Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Preferred Stock, voting together as a separate series, alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to materially and adversely effect the Series A Preferred Stock in a manner different than the other series of Preferred Stock.
                    (ii) Series B Preferred Stock. In addition to any other rights provided by law, so long as more than 2,500,000 shares of the Series B Preferred Stock shall be outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Series B Preferred Stock), this Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series B Preferred Stock, voting together as a separate series, alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to materially and adversely effect the Series B Preferred Stock in a manner different than the other series of Preferred Stock.
                    (iii) Series C Preferred Stock. In addition to any other rights provided by law, so long as more than 1,000,000 shares of the Series C Preferred Stock shall be outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Series C Preferred Stock), this Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series C Preferred Stock, voting together as a separate series, alter or change the rights, preferences or privileges of the Series C Preferred Stock so as to materially and adversely effect the Series C Preferred Stock in a manner different than the other series of Preferred Stock.
                    (iv) Senior Preferred Stock. In addition to any other rights provided by law, so long as more than 1,000,000 shares of the Senior Preferred Stock shall be outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Senior Preferred Stock), this Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of not less than 72% of such outstanding shares of Senior Preferred Stock, voting together as a single class, not as separate series, and on an as-converted to Common Stock basis, alter or change the rights, preferences or privileges of the Senior Preferred Stock so as to materially and adversely effect the Senior Preferred Stock in a manner different than the other series of Preferred Stock.
                    (v) Series D-1 Preferred Stock. In addition to any other rights provided by law and elsewhere in this First Restated Certificate of Incorporation, so long as 250,000 shares of the Series D-1 Preferred Stock shall be outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Series D-1 Preferred Stock), this Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of not less than 90% of such outstanding shares of Series D-1 Preferred Stock, voting as separate series, and on an as-converted to Common Stock basis, alter, change or repeal the rights, preferences or privileges of the Series D-1 Preferred Stock set forth in Article V(3)(e)(iv) and in this Article V(5)(a)(v).
                    (vi) Special Junior Preferred Stock. In addition to any other rights provided by law, so long as more than 2,425,000 shares of the Special Junior Preferred Stock shall be outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Special Junior Preferred Stock), this Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Special Junior Preferred Stock, voting together as a separate series, and on an as-converted to Common Stock basis, (i) alter or change the rights, preferences or privileges of the Special Junior Preferred Stock so as to materially and adversely effect the Special Junior Preferred Stock set forth in Article V(2)(c) and (d), Article V(3)(a)(v), Article V(3)(e)(iv), Article V(4)(b)(v) and this Article V(5)(a)(vi) or (ii) authorize, issue or designate, whether by reclassification or otherwise, any new class or series of capital stock or any other securities convertible into equity securities of the Corporation with rights, preferences and privileges in the event of a liquidation, dissolution or winding up of (or deemed liquidation event involving) the Corporation both (A) junior to, or pari passu with, as to priority, the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock and (B) senior to, or pari passu with, as to priority, the Special Junior Preferred Stock; provided that the foregoing shall not require the vote of the Special Junior Preferred Stock for securities outstanding as of the Filing Date or any capital stock authorized pursuant to Article IV(1).
     (b) Preferred Stock. In addition to any other rights provided by law, so long as more than 5,500,000 shares of Preferred Stock shall be outstanding (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the Preferred Stock), this Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class, not as separate series, and on an as-converted to Common Stock basis:
                    (i) increase or decrease (other than by redemption or conversion) the authorized number of shares of Common Stock or Preferred Stock;
                    (ii) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to any series of Preferred Stock in rights of redemption, liquidation preference, voting or dividends;
                    (iii) declare or pay any dividends on the Common Stock or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to with respect to Article V(6); and provided further, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment (a “Permitted Repurchase”).
                    (iv) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other entity (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which either (i) more than fifty percent (50%) of the voting power of this Corporation is transferred, or (ii) the stockholders of this Corporation immediately prior to such transaction or series of related transactions own less than fifty percent (50%) of the outstanding voting power of this Corporation immediately after such transaction or series of related transactions, excluding any consolidation or merger effected exclusively to change the domicile of this Corporation and any sale of equity securities of the Corporation the primary purpose of which is to raise capital;
                    (v) increase or decrease the authorized number of members of this Corporation’s Board of Directors; or

                    (vi) amend, alter or repeal any provision of this First Restated Certificate Incorporation or the Bylaws of this Corporation.
     6. Redemption.
          (a) At any time after five (5) years from the Filing Date, the holders of greater than 50% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series D-1 Preferred Stock, voting together as a single class, not as separate series, and on an as-converted to Common Stock basis, may upon written request (the “Redemption Election”) require that all or a portion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem all such shares in two (2) equal installments (each payment date being referred to herein as a “Redemption Date”) by paying in cash therefor (i) to the holders of Series A Preferred Stock, an amount per share equal to the sum of $0.616 plus all declared but unpaid dividends thereon (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Series A Preferred Stock) (the “Series A Redemption Price”), (ii) to the holders of Series B Preferred Stock, an amount per share equal to the sum of $0.64 plus all declared but unpaid dividends thereon (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Series B Preferred Stock) (the “Series B Redemption Price”), (iii) to the holders of Series C Preferred Stock, an amount per share equal to the sum of $1.6603 plus all declared but unpaid dividends thereon (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Series C Preferred Stock) (the “Series C Redemption Price”), and (iv) to the holders of Senior Preferred Stock, an amount per share equal to the sum of $3.01 plus all declared but unpaid dividends thereon (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Senior Preferred Stock) (the “Senior Preferred Redemption Price” and together with the Series A Redemption Price, the Series B Redemption Price and Series C Redemption Price, the “Redemption Price”). The first installment of such redemption shall occur on or before ninety (90) days after receipt by the Corporation of the Redemption Election or such other later date specified by the electing holders in the Redemption Election (the “First Redemption Date”). The second installment shall occur on the first anniversary of the First Redemption Date. Any redemption of Preferred Stock effected pursuant to this Article V(6) shall be made on a pro rata basis among the holders of the Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Senior Preferred Stock in proportion to the number of shares of such series proposed to be redeemed by such holders; provided that in the event that the Corporation does not have adequate funds to redeem all such Preferred Stock, the Corporation shall first redeem all shares of Senior Preferred Stock prior to redeeming any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.
          (b) At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the applicable

Redemption Date, the applicable Redemption Price, and the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed (the “Redemption Notice”). Except as provided in Article V(6)(c), on or after each Redemption Date, each holder of Preferred Stock to be redeemed on such Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
          (c) From and after each Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares of each series of Preferred Stock to be redeemed such that (i) each holder of a share of Series A Preferred Stock receives based on the Series A Redemption Price the same percentage of the aggregate amount of funds of the Corporation legally available for the redemption of the Preferred Stock hereunder, (ii) each holder of a share of Series B Preferred Stock receives based on the Series B Redemption Price the same percentage of the aggregate amount of the funds of the Corporation legally available for the redemption of the Preferred Stock hereunder, (iii) each holder of a share of Series C Preferred Stock receives based on the Series C Redemption Price the same percentage of the aggregate amount of the funds of the Corporation legally available for the redemption of the Preferred Stock hereunder, and (iv) each holders of a share of Senior Preferred Stock receives based on the Senior Preferred Redemption Price the same percentage of the aggregate amount of the funds of the Corporation legally available for the redemption of the Preferred Stock hereunder. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem on any Redemption Date under this Article V(6) but that it has not redeemed.
     7. Status of Converted or Redeemed Stock. In the event any shares of Preferred Stock shall be converted or redeemed pursuant to Article V(3) or Article V(6) hereof, the shares so converted or redeemed shall automatically be canceled and shall not be issuable by this Corporation, and this First Restated Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in this Corporation’s authorized capital stock.

     8. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by this Corporation by reason of purchase, redemption, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which this Corporation shall be authorized to issue.
     9. Consent to Certain Transactions. Each holder of shares of Preferred Stock shall be deemed to have consented, for purpose of Sections 502 and 503 of the California Corporations Code, to all Permitted Repurchases.
     10. Residual Rights. All rights accruing to the outstanding shares of this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.
ARTICLE VI
     The Board of Directors of this Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.
ARTICLE VII
     Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII
     1. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
          (a) Director Powers. The conduct of the affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
          (b) Number of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.
          (c) Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Corporation’s Bylaws. Subject to the rights of the holders of any series of Preferred Stock, any director or the entire Board of Directors may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the directors. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

          (d) Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall be elected to hold office for the remainder of the full term of the director for which the vacancy was created or occurred.
          (e) Nominations and Business Transacted at Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.
ARTICLE IX
     1. Limitation of Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     2. Change in Rights. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

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